"EXHIBIT 21"

                              LIST OF SUBSIDIARIES



Subsidiaries of International Bancshares Corporation

        NAME                      BUSINESS               % OF OWNERSHIP
      --------                    --------               --------------
IBC Subsidiary Corporation        Bank Holding Company        100%
IBC Life Insurance Company        Credit Life Insurance       100%
IBC Trading Company               Export Trading              100%
IBC Capital Corporation           Investments                 100%

Subsidiaries of IBC Subsidiary Corporation

        NAME                      BUSINESS               % OF OWNERSHIP
      --------                    --------               --------------
International Bank of Commerce    State Bank                  100%
Commerce Bank                     State Bank                  100%
International Bank of Commerce,
  Zapata                          State Bank                  100%
International Bank of Commerce,
  Brownsville                     State Bank                  100%



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